CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement on Form N-6 (No. 333‑01031) (the “Registration Statement”) of our report dated April 6, 2023 relating to the financial statements of The Prudential Insurance Company of America and consent to the incorporation by reference in the Registration Statement of our report dated April 13, 2023 relating to the financial statements of each of the subaccounts of The Prudential Variable Contract Account GI-2 indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 13, 2023